Exhibit 99.1

Form 4 Joint Filer Information

Name:  Sun Pharma Global Inc.

Address:  Registered Office:
International Trust Building
P.O. Box 659
Road Town, Tortola, British Virgin Islands

Office at Woodstock Asia Pascific DMCC,
Office No. 406
The Business Centre, Opp. Burjuman Centre,
Mashreq Bank Bldg.
Bank Street, P.O. Box 12850, Dubai, U.A.E.

Designated Filer: Sun Pharmaceutical Industries Ltd.

Issuer and Ticker Symbol:  Taro Pharmaceutical Industries Ltd. (“TAROF”)

Date of Event Requiring Statement:  11/04/2010

Signature: By:	/s/ Harin Mehta
Harin Mehta, Managing Director of
Sun Pharma Global, Inc.

Name:  Alkaloida Chemical Company Exclusive Group Ltd.

Address:  Kabay János u. 29, H-4440 Tiszavasari,
The Republic of Hungary

Designated Filer: Sun Pharmaceutical Industries Ltd.

Issuer and Ticker Symbol:  Taro Pharmaceutical Industries Ltd. (“TAROF”)

Date of Event Requiring Statement:  11/04/2010

Signature: By:	/s/ Harin Mehta
Harin Mehta, Director of
Alkaloida Chemical Company Exclusive Group Ltd.